EXHIBIT 1.01

AMERICAN OUTDOOR BRANDS CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD

JANUARY 1, 2016 TO DECEMBER 31, 2016

INTRODUCTION

This Conflict Minerals Report for AMERICAN OUTDOOR BRANDS CORPORATION (“AOBC,” “Company,” “we,” or “our”) is provided for the reporting period January 1, 2016 to December 31, 2016, and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “conflict minerals”), and who have reason to believe that the products they manufacture, or contract to manufacture, contain conflict minerals that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country, or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.

COMPANY BACKGROUND

American Outdoor Brands Corporation is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun and long gun products sold under the Smith & Wesson®, M&P®, and Thompson/Center Arms™ brands as well as provides forging, machining, and precision plastic injection molding services. Outdoor Products & Accessories provides shooting, hunting, and outdoor accessories, including reloading, gunsmithing, and gun cleaning supplies, tree saws, vault accessories, knives, laser sighting systems, tactical lighting products, and survival and camping equipment. Brands in Outdoor Products & Accessories include Smith & Wesson®, M&P®, Thompson/Center Arms™, Crimson Trace®, Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, Frankford Arsenal® Reloading Tools, Lockdown® Vault Accessories, Hooyman® Premium Tree Saws, BOG POD®, Golden Rod® Moisture Control, Schrade®, Old Timer®, Uncle Henry®, UST™, and Imperial™.

A copy of the Company’s Conflict Mineral Policy is available on our website at www.aob.com/conflictmineralsreport.

REPORT

This Conflict Minerals Report is provided for the reporting period January 1, 2016 to December 31, 2016 in accordance with the Rule, the instructions to Form SD, and the SEC Statement. Please refer to the Rule, Form SD and Securities Exchange Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

In accordance with the Rule and the instructions to Form SD, AOBC undertook due diligence to determine the source of origin of any necessary conflict minerals used in products it manufactures or contracts to manufacture. In conducting its due diligence, AOBC implemented the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (including the Supplements on Tin, Tantalum and Tungsten, and the Gold Supplement) (Second Edition OECD 2013) (“OECD Guidance”), an internationally recognized due diligence framework.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the OECD Guidance, as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD

Guidance), in all material respects. The Company does not make direct purchases of raw ore or unrefined conflict minerals in the Covered Countries. We designed our due diligence measures to:

1.	design and implement strategies to determine the presence of conflict minerals in our products;

2.	establish management systems for supply chain due diligence and reporting compliance;

3.	identify and assess conflict minerals content in our supply chain;

4.	identify and mitigate any risk for potential non-compliance with the Rule; and

5.	report on our conflict minerals supply chain due diligence activities, as required by the Rule.

Due Diligence Measures Performed

Except for the assets acquired at our Wilsonville, Oregon and Jacksonville, Florida facilities in 2016, for which we are undertaking activities to bring such operations into compliance with the OECD Guidance, our due diligence measures for the reporting period January 1, 2016 to December 31, 2016 included the following activities:

1.	We updated our product taxonomy for the products that were subject to reporting in the 2016 reporting period, and reviewed additions with company product managers, engineers, metallurgists and supply chain personnel, to determine which products or components have the possibility of containing necessary conflict minerals.

2.	We surveyed any suppliers involved with products or components we determined could possibly contain necessary conflict minerals, to ascertain for each of these conflict minerals (i) whether the product or component contained necessary conflict minerals, (ii) the smelter or refiner where it was processed, (iii) its country of origin, and (iv) its mine of origin.

3.	We leveraged the due diligence conducted on smelters and refiners by the Conflict Free Sourcing Initiative (the “CFSI”), and its Conflict-Free Smelter Program (the “CFSP”), by comparing the names of the smelters identified by our suppliers to those identified as compliant in the CFSP. The CFSP uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines and trading in the Democratic Republic of the Congo or any of its adjoining countries. A list of smelters identified to date, and associated information, is provided hereto as Attachment A.

After conducting good faith due diligence on the presence of necessary conflict minerals in certain of the Company’s products, AOBC has been unable to identify all smelters, refiners in its supply chain and the ultimate source of origin of such minerals. The Company is continuing its efforts to identify and mitigate risks in its supply chain and to obtain complete information from its upstream suppliers. The Company’s efforts are necessarily dependent upon the willingness of its supply chain participants to cooperate and assist in this endeavor and there can be no guarantee that the Company will be able to obtain adequate and reliable information upon which to base its analysis.

INDEPENDENT PRIVATE SECTOR AUDIT

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

ATTACHMENT A

SMELTER DETAILS

Smelter Name	Smelter Country	Metal
Advanced Chemical Company	United States	Gold

Aida Chemical Industries Co., Ltd.	Japan	Gold

Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Gold

AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Gold

Argor-Heraeus S.A.	Switzerland	Gold

Asahi Pretec Corp	Japan	Gold

Asahi Refining Canada Ltd.	Canada	Gold

Asahi Refining USA Inc.	United States	Gold

Asaka Riken Co., Ltd.	Japan	Gold

Aurubis AG	Germany	Gold

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Gold

Boliden AB	Sweden	Gold

C. Hafner GmbH + Co. KG	Germany	Gold

CCR Refinery - Glencore Canada Corporation	Canada	Gold

Chimet S.p.A.	Italy	Gold

Dowa	Japan	Gold

Eco-System Recycling Co., Ltd.	Japan	Gold

Elemetal Refining, LLC	United States	Gold

GuangZHou Jin Ding	China	Gold

Heesung Metal Ltd	Korea, Republic of	Gold

Heimerle + Meule GmbH	Germany	Gold

Heraeus Group	United States	Gold

Heraeus Ltd. Hong Kong	China	Gold

Heraeus Precious Metals GmbH & Co. KG	Germany	Gold

Ishifuku Metal Industry Co., Ltd.	Japan	Gold

Istanbul Gold Refinery	Turkey	Gold

Jiangxi Copper Co., Ltd.	China	Gold

Johnson Matthey Inc	United States	Gold

JX Nippon Mining & Metals Co., Ltd	Japan	Gold

Kennecott Utah Copper LLC	United States	Gold

Kojima Chemicals Co., Ltd.	Japan	Gold

LS-NIKKO Copper Inc.	Korea, Republic of	Gold

Materion	United States	Gold

Matsuda Sangyo Co. Ltd	Japan	Gold

Metalor Technologies (Hong Kong) Ltd.	China	Gold

Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Gold

Smelter Name	Smelter Country	Metal
Metalor Technologies S.A.	Switzerland	Gold

Metalor USA Refining Corporation	United States	Gold

Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Gold

Mistubishi Materials Corporation	Japan	Gold

Mitsui Mining and Smelting Co., Ltd.	Japan	Gold

Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Gold

Navoi Mining and Metallurgical Combinat	Uzbekistan	Gold

Nihon Material Co., Ltd.	Japan	Gold

Ohio Precious Metals	United States	Gold

Ohura Precious Metal Industry Co., Ltd.	Japan	Gold

PAMP S.A.	Switzerland	Gold

PT Aneka Tambang (Persero) Tbk	Indonesia	Gold

PX Précinox S.A.	Switzerland	Gold

Rand Refinery (Pty) Ltd.	South Africa	Gold

Republic Metals Corporation	United States	Gold

Royal Canadian Mint	Canada	Gold

SEMPSA Joyería Platería S.A.	Spain	Gold

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Gold

Sichuan Tianze Precious Metals Co., Ltd.	China	Gold

SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Gold

Solar Applied Materials Technology Corp.	Taiwan, Province of China	Gold

Sumitomo Metal Mining Co., Ltd.	Japan	Gold

Tanaka Kikinzoku Kogyo K.K.	Japan	Gold

The Refinery of Shandong Gold Mining Co., Ltd.	China	Gold

Tokuriki Honten Co., Ltd	Japan	Gold

Umicore Brasil Ltda.	Brazil	Gold

Umicore Precious Metals Thailand	Thailand	Gold

Umicore S.A. Business Unit Precious Metals Refining	Belgium	Gold

United Precious Metal Refining, Inc.	United States	Gold

Valcambi S.A.	Switzerland	Gold

Western Australian Mint trading as The Perth Mint	Australia	Gold

Xstrata Canada Corporation	Canada	Gold

Yamamoto Precious Metal Co., Ltd.	Japan	Gold

Yokohama Metal Co., Ltd.	Japan	Gold

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Gold

Zijin Mining Group Co., Ltd. Gold Refinery	China	Gold

Changsha South Tantalum Niobium Co., Ltd.	China	Tantalum

Conghua Tantalum and Niobium Smeltry	China	Tantalum

D Block Metals, LLC	United States	Tantalum

Smelter Name	Smelter Country	Metal
Duoluoshan	China	Tantalum

Exotech Inc.	United States	Tantalum

F&X Electro-Materials Ltd.	China	Tantalum

Global Advanced Metals Aizu	Japan	Tantalum

Global Advanced Metals Boyertown	United States	Tantalum

Guangdong Zhiyuan New Material Co., Ltd.	China	Tantalum

H.C. Starck Co., Ltd.	Thailand	Tantalum

H.C. Starck GmbH Goslar	Germany	Tantalum

H.C. Starck GmbH Laufenburg	Germany	Tantalum

H.C. Starck Hermsdorf GmbH	Germany	Tantalum

H.C. Starck Inc.	United States	Tantalum

H.C. Starck Ltd.	Japan	Tantalum

H.C. Starck Smelting GmbH & Co. KG	Germany	Tantalum

Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Tantalum

Hi-Temp Specialty Metals, Inc.	United States	Tantalum

Hunan Nonferrous Metals Holding Group Co. Ltd.	China	Tantalum

JiuJiang JinXin Nonferrous Metals Co. Ltd.	China	Tantalum

Jiujiang Tanbre Co., Ltd.	China	Tantalum

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Tantalum

LSM Brasil S.A.	Brazil	Tantalum

Mineração Taboca S.A.	Brazil	Tantalum

Mitsui Mining and Smelting Co., Ltd.	Japan	Tantalum

Ningxia Orient Tantalum Industry Co., Ltd.	China	Tantalum

Plansee SE Liezen	Austria	Tantalum

Plansee SE Reutte	Austria	Tantalum

Solikamsk Magnesium Works OAO	Russian Federation	Tantalum

Taki Chemical Co., Ltd.	Japan	Tantalum

Telex Metals	United States	Tantalum

Ulba Metallurgical Plant JSC	Kazakhstan	Tantalum

Yichun Jin Yang Rare Metal Co., Ltd.	China	Tantalum

Zhuzhou Cemented Carbide Group Co., Ltd.	China	Tantalum

AIM	Canada	Tin

Alpha	United States	Tin

Banka	Indonesia	Tin

China Tin Group Co., Ltd.	China	Tin

Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Tin

CV Ayi Jaya	Indonesia	Tin

CV Gita Pesona	Indonesia	Tin

CV Serumpun Sebalai	Indonesia	Tin

CV United Smelting	Indonesia	Tin

Smelter Name	Smelter Country	Metal
CV Venus Inti Perkasa	Indonesia	Tin

Dongguan City Thousand Island Metal Tin Co., Ltd.	China	Tin

Elmet S.L.U.	Spain	Tin

EM Vinto	Bolivia	Tin

Fenix Metals	Poland	Tin

Gejiu Kai Meng Industry and Trade LLC	China	Tin

Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Tin

Guangdong Zhongshi Metal Co., Ltd	China	Tin

GuangXi China Tin	China	Tin

He Nan Yu Gang	China	Tin

Jiangxi Ketai Advanced Material Co., Ltd.	China	Tin

Jiangyin Juneng Aluminum Company	China	Tin

Jun Hon Ji	China	Tin

Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Tin

Malaysia Smelting Corporation (MSC)	Malaysia	Tin

Melt Metais e Ligas S.A.	Brazil	Tin

Mentok Tin Smelter	Indonesia	Tin

Metallic Resources, Inc.	United States	Tin

Metallo-Chimique N.V.	Belgium	Tin

Mineração Taboca S.A.	Brazil	Tin

Minsur	Peru	Tin

O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Tin

O.M. Manufacturing Philippines, Inc.	Philippines	Tin

OMSA	Bolivia	Tin

Operaciones Metalurgical S.A.	Bolivia	Tin

PT Aries Kencana Sejahtera	Indonesia	Tin

PT Artha Cipta Langgeng	Indonesia	Tin

PT ATD Makmur Mandiri Jaya	Indonesia	Tin

PT Babel Inti Perkasa	Indonesia	Tin

PT Bangka Prima Tin	Indonesia	Tin

PT Bangka Putra Karya	Indonesia	Tin

PT Bangka Tin Industry	Indonesia	Tin

PT Belitung Industri Sejahtera	Indonesia	Tin

PT Bukit Timah	Indonesia	Tin

PT Cipta Persada Mulia	Indonesia	Tin

PT DS Jaya Abadi	Indonesia	Tin

PT Eunindo Usaha Mandiri	Indonesia	Tin

PT Indra Eramulti Logam Industri	Indonesia	Tin

PT Inti Stania Prima	Indonesia	Tin

PT Koba Tin	Indonesia	Tin

Smelter Name	Smelter Country	Metal
PT Mitra Stania Prima	Indonesia	Tin

PT Panca Mega Persada	Indonesia	Tin

PT Prima Timah Utama	Indonesia	Tin

PT Refined Bangka Tin	Indonesia	Tin

PT Sariwiguna Binasentosa	Indonesia	Tin

PT Stanindo Inti Perkasa	Indonesia	Tin

PT Sukses Inti Makmur	Indonesia	Tin

PT Sumber Jaya Indah	Indonesia	Tin

PT TAMBANG TIMAH (BANKA)	Indonesia	Tin

PT Timah	Indonesia	Tin

PT Timah (Persero) Tbk Kundur	Indonesia	Tin

PT Timah (Persero) Tbk Mentok	Indonesia	Tin

PT Tinindo Inter Nusa	Indonesia	Tin

PT Wahana Perkit Jaya	Indonesia	Tin

Resind Indústria e Comércio Ltda.	Brazil	Tin

Rui Da Hung	Taiwan, Province of China	Tin

Shen Mao Solder(m)Sdn Bhd	Malaysia	Tin

Soft Metais Ltda.	Brazil	Tin

Thailand Smelting and Refining Co. Ltd.	Thailand	Tin

Thaisarco	Thailand	Tin

VQB Mineral and Trading Group JSC	Vietnam	Tin

White Solder Metalurgia e Mineração Ltda. (Jin Zhou)	Brazil	Tin

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Tin

Yunnan Tin Company Limited	China	Tin

A.L.M.T. TUNGSTEN Corp.	Japan	Tungsten

Chenzhou Diamond Tungsten Products Co., Ltd.	China	Tungsten

Chongyi Zhangyuan Tungsten Co., Ltd.	China	Tungsten

Fujian Jinxin Tungsten Co., Ltd.	China	Tungsten

Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Tungsten

Ganzhou Seadragon W & Mo Co., Ltd.	China	Tungsten

Global Tungsten & Powders Corp	United States	Tungsten

Guangdong Xianglu Tungsten Co., Ltd.	China	Tungsten

H.C. Starck GmbH Goslar	Germany	Tungsten

H.C. Starck Smelting GmbH & Co. KG	Germany	Tungsten

Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Tungsten

Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Tungsten

Hydrometallurg, JSC	Russian Federation	Tungsten

Izawa metal Co., Ltd.	Japan	Tungsten

Japan New Metals Co., Ltd.	Japan	Tungsten

Smelter Name	Smelter Country	Metal
Jiangsu Shagang Group Huyaigang Special Steel Co., LTD	China	Tungsten

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Tungsten

Jiangxi Xinsheng Tungsten Industry Group Co Ltd	China	Tungsten

Kennametal Huntsville	United States	Tungsten

Niagara Refining LLC	United States	Tungsten

Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Tungsten

Plansee	Austria	Tungsten

Qian’an City Jiuji Wire Co., LTD	China	Tungsten

Shanghai Baosteel Group Corporation	China	Tungsten

Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Tungsten

Wolfram Bergbau und Hütten AG	Austria	Tungsten

Wolfram Company CJSC	Russian Federation	Tungsten

Xiamen Tungsten (H.C.) Co., Ltd.	China	Tungsten

Xiamen Tungsten Co Ltd	China	Tungsten